UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                          March 4, 2003
                          Date of Report
                (Date of earliest event reported)


                  PALLADIUM COMMUNICATIONS, INC.
(Exact name of small business issuer as specified in its charter)




   Nevada                        33-18143-D                 87-0449399
---------------            ----------------------         -----------------
(State or other           (Commission File Number)        (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)

                  416 W. Muhammad Ali Boulevard
                    Louisville, Kentucky 40202
                          (502) 585-6364
           -------------------------------------------
  (Address and telephone number of principal executive offices)

ITEM 5:   OTHER EVENTS

Palladium Communications, Inc. will carry out a 100 for 1 reverse of its issued and outstanding stock effective March 31, 2003. Our Board of Directors approved the reverse on March 4, 2003, and a majority of shareholders holding 121,217,678 shares approved the reverse by written consent on March 11, 2003. The NASD has granted an effective date of March 31, 2003, for the reverse.

As a result of the reverse the 211,907,574 shares of our common stock that are issued and outstanding will reverse to 2,119,076. Any fractional shares will be rounded up. Our authorized shares will remain at 900,000,000. In addition, the trading symbol for our common stock listed on the OTC Bulletin Board will change to "PLDU" at the beginning of trading on March 31, 2003.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        3/28/03
Date: _________________      Palladium Communications, Inc.

                                 /s/ Raymond C. Dauenhauer, Jr.
                             By: _____________________________
                                Raymond C. Dauenhauer, Jr.
                                President, CEO, and Director